Exhibit 99.1

Correction: ShoulderUp Technology Acquisition Corp. Announces Postponement of Special Meeting of Stockholders.

This press release corrects and replaces the previously issued press release published at 10:35 a.m. on May 14, 2024 to correct the timing for submission of Public Shares for redemption.

Kennesaw, GA, May 15, 2024 (GLOBE NEWSWIRE) -- ShoulderUp Technology Acquisition Corp. (“ShoulderUp” or the “Company”) today announced that its special meeting of stockholders (“Special Meeting”) will be postponed from its scheduled time of 10:00 a.m. Eastern Time on May 15, 2024 to 3:00 p.m. Eastern Time on May 17, 2024. The Special Meeting can still be accessed virtually by visiting https://www.cstproxy.com/shoulderupacquisition/2024. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. The record date for the Special Meeting remains April 19, 2024.

Stockholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Stockholders as of the record date can vote, even if they have subsequently sold their shares. Any stockholders who wish to change their vote and need assistance should contact Phyllis Newhouse at (650) 276-7040 or phyllis@shoulderup.com. In connection with the postponement of the Special Meeting, the Company has extended the deadline of holders of the Company’s common stock issued in its initial public offering (the “Public Shares”) to submit their Public Shares for redemption in connection with the Charter Amendment Proposal (as defined in the Proxy Statement) until 5:00 p.m. Eastern Time on May 15, 2024. Stockholders who wish to withdraw their previously submitted redemption requests may do so prior to the rescheduled meeting by requesting that the transfer agent return such Public Shares prior to 3:00 p.m. Eastern Time on May 17, 2024.

About ShoulderUp

ShoulderUp is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses or entities.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the Special Meeting and the Charter Amendment Proposal and related matters. Information regarding the Company’s directors and executive officers is available in Company’s Definitive Proxy Statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2024 (the “Proxy Statement”). Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

The Company has filed a Proxy Statement with the SEC in connection with the Meeting to consider and vote upon the Charter Amendment Proposal and, beginning on or about April 29, 2024, mailed the Proxy Statement and other relevant documents to its stockholders as of the April 19, 2024 record date for the Special Meeting. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents contain important information about the Company, the Charter Amendment Proposal and related matters. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: ShoulderUp Technology Acquisition Corp, 125 Townpark Drive, Suite 300, Kennesaw, GA 30144, (650) 276-7040.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the meeting and related matters, as well as all other statements other than statements of historical fact included in this Form 8-K are forward-looking statements. When used in this Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and initial public offering prospectus. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

ShoulderUp Contact:

ShoulderUp Technology Acquisition Corp, 125 Townpark Drive, Suite 300, Kennesaw, GA 30144, (650) 276-7040.